Contact: Robert A. Lerman
                                                 860-683-2005
NEWS RELEASE                                     OTCBB: TDYT
                                                 December 28, 2006

                     THERMODYNETICS REFINANCES ITS MORTGAGE
                       AND OBTAINS A REVOLVING CREDIT LINE

WINDSOR, Thursday, December 28, 2006 - Thermodynetics, Inc. (TDYT: OTCBB)

         On December 21, 2006, Thermodynetics, Inc. obtained a 10-year $900,000 term loan as a first mortgage on it principal facility, and a two-year
$1,100,000 revolving line of credit loan through Wachovia Bank, National Association.

         The Company's headquarters building which is also the main facility for Turbotec's operations is the subject of a first and second mortgage that secures the $2 million financing. The Company is obligated to meet certain financial covenants pursuant the documentation. The $900,000 loan is repayable over ten years in monthly installments of $3,750 plus interest at the 30 day Libor rate plus 1.5%; a balloon payment of $450,000 is due at the end of the 10 year term. The two year $1,100,000 revolving line of credit has monthly interest payable at the 30 day Libor rate plus 2.5%.

         The Company used the proceeds to pay its prior indebtedness owed to Citizens Bank in full. Loans borrowed by Turbotec Products, Inc. as previously reported remain in place.



FORWARD LOOKING STATEMENTS

         This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's subsidiary's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines in the markets served.

         When  used,  words  such  as  "believes,"   "anticipates,"   "expects,"
"continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are

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intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.

                              ABOUT THERMODYNETICS
                              --------------------

Through its Turbotec Products, Plc subsidiary, Thermodynetics manufactures high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. The Company markets its tubing products to customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries. Turbotec is quoted on AIM (a market operated by the London Stock Exchange) under the symbol TRBO. Thermodynetics also owns a nominal interest in a private Belgium company that is engaged in the nutraceutical industry by providing natural, bioactive chemical compounds that have health promoting, disease preventing or medicinal properties. An investment was recently made in a US company that offers a specialized approach to the RFID (radio frequency identification) industry, with an orientation to medical facilities.